EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

February 26, 2003

Re: Form 8-K

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K, dated February 26, 2003, of Motorcars Auto Group Incorporated (Commission File Number 0-24681) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Sincerely,



Spear, Safer, Harmon & Co.